ex 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2022, relating to the consolidated financial statements of BioRestorative Therapies, Inc. (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2021.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Friedman LLP

Marlton, New Jersey
May 18, 2022